                                                                    EXHIBIT 10.1
                                                                    ------------

                           PRENTISS PROPERTIES TRUST
                          AGREEMENT TO VOTE AND PROXY


     THIS AGREEMENT TO VOTE AND PROXY (this "Agreement") dated as of June 27, 2000, is by and between William L. Mack, Mitchell E. Hersh, Earle Mack, Fredrick Mack and David Mack (collectively "Shareholder"), and Prentiss Properties Trust, a Maryland real estate investment trust ("Prentiss").

                                    RECITALS

     A. Mack-Cali Realty Corporation, a Maryland real estate investment trust ("Mack-Cali"), Mack-Cali Realty, L.P., a Delaware limited partnership ("Mack-Cali Partnership"), Prentiss and Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership ("Prentiss Partnership"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which (i) Prentiss Partnership shall be merged with and into Mack-Cali Partnership and (ii) Prentiss shall be merged with and into Mack-Cali (the "Merger").

     B. As of the date hereof, Shareholder owns, beneficially and of record, of the outstanding common stock, par value $.01 per share, of Mack-Cali (the "Common Stock") and units of beneficial interest of Mack-Cali Partnership ("Units") set forth on Exhibit A hereto (such shares of Common Stock and any additional shares of Common Stock owned in the future by Shareholder being herein referred to as the "Shares" and such Units and any additional Units owned in the future by Shareholder being herein referred to as "Partnership Units").

     C. In consideration of Prentiss' agreement to enter into the Merger Agreement, Shareholder (i) agrees to vote the Shares in favor of the Merger (subject to the irrevocable proxy provided for in Section 2 hereof (the
                                                  ---------
"Proxy")), (ii) grants to Prentiss the Proxy covering the Shares to vote in favor of the Merger, (iii) agrees to vote their Partnership Units in favor of the limited partnership agreement of Mack-Cali Partnership if necessary to effect the mergers contemplated by the Merger Agreement and to grant any necessary consents and (iv) agrees to vote their Partnership Units in favor of the Mack-Cali Partnership issuing pari passu partnership units contemplated by the Merger Agreement and to grant any necessary consents, all in accordance with the terms set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:
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     1.  Voting Agreement.
         ----------------

         1.1  Agreement to Support Merger.  Shareholder agrees to vote the
              ---------------------------
Shares in favor of the Merger, pursuant to the terms of the Merger Agreement, at the Mack-Cali Shareholders Meeting (as defined in the Merger Agreement).

         1.2  Applicability of Voting Agreement.  The voting agreement
              ---------------------------------
contained in Section 1.1 shall apply to the Shares whether or not owned by
             -----------

         1.3  Agreement related to Mack-Cali Partnership.  Shareholder agrees to
              ------------------------------------------
vote their Partnership Units in favor of (i) the transactions contemplated by the Merger Agreement that may be necessary under the limited partnership agreement of Mack-Cali Partnership and to grant any necessary consents related thereto and (ii) the Mack-Cali Partnership issuing up to $245 million in face amount of pari passu partnership units contemplated by the Merger Agreement and to grant any necessary consents related thereto.

     2.  Proxy with Respect to Shares.  Shareholder hereby irrevocably appoints
         ----------------------------
Prentiss as its attorney and proxy, with full power of substitution, to vote in such manner as such attorney and proxy or its substitute shall, in its sole discretion, deem proper, and otherwise act with respect to all of the Shares which it is entitled to vote at any meeting of shareholders (whether annual or special and whether or not an adjourned meeting) of Mack-Cali; provided,
                                                               --------
however, that Shareholder grants a proxy hereunder only with respect to the
-------
following matters that may be presented to the shareholders of Mack-Cali (the

"Designated Matters"): (i) votes with respect to the Merger and the Merger Agreement; (ii) votes with respect to any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Mack-Cali under the Merger Agreement; (iii) votes with respect to any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the Merger Agreement, including, but not limited to, (a) any reorganization or liquidation involving Mack-Cali, (b) any change in the board of directors of Mack-Cali, except as otherwise agreed to in writing by Prentiss, or (c) any material change in the present capitalization of Mack-Cali; (iv) votes relating to any other material change in the corporate structure or business of Mack-Cali; and (v) votes in favor and approval of the matter Shareholder has agreed to vote in favor of in Section 1.1 hereof. This
                                                     -----------
proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of and as an inducement to cause Mack-Cali to enter into the transactions contemplated by the Merger Agreement. This proxy shall revoke any other proxy granted by Shareholder at any time with respect to the Shares and no subsequent proxies will be given by Shareholder with respect to the Shares while the Proxy is in effect. In addition, if subsequent to the date hereof Shareholder is entitled to vote the Shares for any purpose, it shall take all actions necessary to vote the Shares pursuant to instructions received from Prentiss; provided, however, that the
                                                 --------  -------
provisions of this sentence shall only apply to the Designated Matters. This proxy shall apply to the Shares whether or not owned by Shareholder.

     3.  Legends.  The stock certificates representing the Shares or Partnership
         -------
Units shall bear the following legend until the voting agreement contained in
Section 1.1 terminates:
-----------

     "The shares represented by this Certificate are subject to a voting agreement and proxy pursuant to an Agreement to Vote and Proxy, dated June 27, 2000, between William L. Mack, Mitchell E. Hersh, Earle Mack, Fredrick Mack and David Mack and Prentiss Properties Trust, and any amendments thereof. A copy of such agreement is on file at the principal place of business of Mack-Cali Realty Corporation ("Mack-Cali") and a copy will be provided to the holder hereof at no cost upon written request to the corporate secretary of Mack-Cali."

     4.  Representations and Warranties of Shareholder.  Shareholder represents
         ---------------------------------------------
and warrants to Prentiss as follows:

         4.1  Ownership of Shares. On the date hereof, the Shares are all of the
              -------------------
shares of Mack-Cali's Common Stock currently beneficially owned by Shareholder. Shareholder does not have any rights to acquire any additional shares of Mack-Cali's Common Stock other than pursuant to existing stock options granted under Mack-Cali stock option plans. Until the termination of this Agreement, Shareholder shall not sell or otherwise transfer any of the Shares; provided, however, Shareholder may sell any or all of his Shares and/or options to acquire Shares immediately prior to the Merger. Shareholder has good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement, bona fide loan transactions, restrictions on transfer under applicable Federal and state securities laws and restrictions on transfer created by any plans of Mack-Cali under which such Shares were issued).

         4.2  Ownership of Partnership Units. On the date hereof, the
              ------------------------------
Partnership Units are all of the units of Mack-Cali Partnership currently beneficially owned by Shareholder. Shareholder does not have any rights to acquire any additional units of Mack-Cali Partnership. Until the termination of this Agreement, Shareholder shall not sell or otherwise transfer any of the Partnership Units; provided, however, Shareholder may sell any or all of his Partnership Units immediately prior to the Merger. Shareholder has good, valid and marketable title to the Partnership Units, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement, bona fide loan transactions, restrictions on transfer under applicable Federal and state securities laws and restrictions on transfer created by any plans of Mack-Cali under which such Partnership Units were issued).

         4.3  Power; Binding Agreement. Shareholder has the full legal right,
              ------------------------
power and authority to enter into and perform all of Shareholder's obligations under this Agreement. The board of directors of Mack-Cali has taken all necessary action to approve the transactions contemplated by this Agreement pursuant to Section 3-602 of the Maryland General Corporation Law. The execution and delivery of this Agreement by Shareholder has been authorized by Shareholder and will not violate any other agreement to which Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement, voting trust or proxy. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement of Shareholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution nor delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will (i) require any consent or approval of or filing with any governmental or other regulatory body except for filings on Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Shareholder is a party or by which Shareholder is bound.

     5.  Termination.  This Agreement (other than Section 6) shall terminate on
         -----------                              ---------
the earliest of:

     (a) the date on which Prentiss and Shareholder mutually consent to terminate this Agreement in writing;

     (b) upon the consummation of the transactions contemplated by the Merger Agreement; or

     (c) prior to the consummation of the transactions contemplated by the Merger Agreement, upon the termination of the Merger Agreement pursuant to its terms.

     6.  Expenses.  Each party hereto will pay all of its expenses in connection
         --------
with the transactions contemplated by this Agreement.

     7.  Notice of Additional Shares.  Shareholder agrees, while this Agreement
         ---------------------------
is in effect, to notify Prentiss promptly of the number of any shares of Mack-Cali's Common Stock acquired by Shareholder after the date hereof.

     8.  Notices.  All notices or other communications required or permitted
         -------
hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

         If to Prentiss:

                  Prentiss Properties Trust
                  3890 West Northwest Highway, Suite 400
                  Dallas, Texas  75220
                  Attention:  General Counsel
                  Telecopy:  (214) 654-5818

                  with copies to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                  1700 Pacific Avenue, Suite 4100
                  Dallas, Texas  75201
                  Attention:  Michael E. Dillard, P.C.
                  Telecopy:  (214) 969-4343

         If to Shareholder:

                  Name
                  Mack-Cali Realty Corporation
                  11 Commerce Drive
                  Cranford, New Jersey  07016
                  Telecopy:  (908) 272-6755

                  with copies to:

                  Pryor, Cashman, Sherman & Flynn L.L.P.
                  410 Park Avenue, 10th Floor
                  New York, New York  10022
                  Attention:  Blake Hornick
                  Telecopy:  (212) 326-0806

     9.  Entire Agreement; Amendment.  This Agreement, together with the
         ---------------------------
documents expressly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

     10. Assigns.  This Agreement shall be binding upon, and inure to the
         -------
benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     11. Governing Law.  This Agreement, and all matters relating hereto, shall
         -------------
be governed by, and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws thereof.

     12. Injunctive Relief.  The parties agree that in the event of a breach of
         -----------------
any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and such aggrieved party may take any such actions without the necessity of posting a bond. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     13.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

     14.  Severability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable such provision shall be interpreted to be only so broad as is enforceable.

     15.  Further Assurances.  Each party hereto shall execute and deliver such
          ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     16.  Third Party Beneficiaries.  Nothing in this Agreement, expressed or
          -------------------------
implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, Prentiss and Shareholder have each caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                              PRENTISS PROPERTIES TRUST


                              By: /s/ MICHAEL V. PRENTISS
                              -------------------------------------
                              Name:  Michael V. Prentiss
                              -------------------------------------
                              Title: Chairman
                              -------------------------------------

                              SHAREHOLDERS

                              /s/ WILLIAM L. MACK
                              -------------------------------------
                              William L. Mack


                              /s/ MITCHELL E. HERSH
                              -------------------------------------
                              Mitchell E. Hersh


                              /s/ EARLE MACK
                              -------------------------------------
                              Earle Mack


                              /s/ FREDRICK MACK
                              -------------------------------------
                              Fredrick Mack


                              /s/ DAVID MACK
                              -------------------------------------
                              David Mack

                                                                       EXHIBIT A

                 Outstanding Common Stock, Partnership Units,
                 --------------------------------------------
                       Unit Warrants, Stock Warrants and
                       ---------------------------------
                       Stock Options Owned By Shareholder
                       ----------------------------------




William L. Mack

                     Common Units:                         1,345,411
                     ------------
                     Preferred Units (as converted):       2,431,140
                     ------------------------------
                     Vested Unit Warrants:                 679,150
                     --------------------
                     Vested Common Stock Options:          10,000
                     ---------------------------


Mitchell E. Hersh

                     Vested Restricted Common Stock:       9,375
                     ------------------------------
                     Common Units:                         46,215
                     ------------
                     Preferred Units (as converted):       75,209
                     ------------------------------
                     Vested Common Stock Warrants:         203,985
                     ----------------------------

Earle Mack

                     Common Units:                         797,884
                     ------------
                     Preferred Units (as converted):       1,463,838
                     ------------------------------
                     Vested Unit Warrants:                 410,195
                     --------------------
                     Vested Common Stock  Options:         10,000
                     ----------------------------

Fredrick Mack

                     Common Units:                         321,167
                     ------------
                     Preferred Units (as converted):       576,941
                     ------------------------------
                     Vested Unit Warrants:                 161,889
                     --------------------


David Mack

                     Common Units:                         842,517
                     ------------
                     Preferred Units (as converted):       1,521,298
                     ------------------------------
                     Vested Unit Warrants:                 425,664
                     --------------------